SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549




                               FORM 8-K



                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934




 Date of Report (Date of earliest event reported):  December 17, 2003




            CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XIII
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        (Exact name of registrant as specified in its charter)




   Illinois                   0-12791            36-3207212
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(State or Other             (Commission      (IRS Employer
Jurisdiction of             File Number)     Identification No.)
Organization




         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
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                (Address of principal executive office)




  Registrant's telephone number, including area code:  (312) 915-1987
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            CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XIII

                           CHICAGO, ILLINOIS
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ITEM 5.  OTHER EVENT.  The Partnership has sold all of its real estate assets and has thereby dissolved in accordance with the terms of its partnership agreement. The General Partners contributed to the Partnership $123,891 of previous sales distributions prior to dissolution. The Partnership made a final liquidating cash distribution to the holders of its limited partnership interests ("Interests") in the aggregate amount of $1,454,555, or $4.16 per Interest. The Partnership wound up its affairs effective December 17, 2003. The Partnership intends to file with the Commission a Form 15 to terminate registration of the Interests prior to the end of 2003.

     In connection with its winding up, the Partnership entered into an agreement (the "Winding Up Agreement") with JMB Realty Corporation, the Corporate General Partner, pursuant to which the Corporate General Partner generally assumed the obligation to pay, extinguish or otherwise discharge expenses and liabilities of the Partnership not paid, discharged, extinguished or otherwise provided for by the Partnership, including contingent liabilities of the Partnership that may arise after its winding up. In consideration of such assumption, the Partnership paid the Corporate General Partner approximately $3,300 in cash and transferred to the Corporate General Partner the Partnership's contingent rights, if any, to indemnification or reimbursement, including coverage and benefits under contracts of insurance, and certain other rights to receive or collect amounts, if any, that may be payable to the Partnership.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)   Financial Statements.  Not applicable.

     (b)   Pro Forma Financial Information.  Not applicable.

     (c)   Exhibits.

                 10.1 Winding Up Agreement dated as of December 17, 2003, by and between the Partnership and JMB Realty Corporation.



























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                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                      CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XIII

                      BY:   JMB Realty Corporation
                            Corporate General Partner


                            By:   GAILEN J. HULL
                                  Gailen J. Hull
                                  Senior Vice President and
                                  Principal Accounting Officer



Dated:  December 29, 2003
















































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